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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                January 29, 2004
                Date of Report (Date of earliest event reported)

                               TRIMAS CORPORATION

             (Exact name of registrant as specified in its charter)

           Delaware                      333-100351              38-2687639
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          39400 Woodward Ave., Ste. 130
                           Bloomfield Hills, MI 48304
                    (Address of principal executive offices)
                                 (248) 631-5450

                    (Registrant's telephone number, including
                                   area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 7. Exhibits.


     (c) Exhibits. The following exhibit is filed herewith:

                   Exhibit No.               Description
                   -----------               -----------

                   99.1                      News Release

Item 9. Regulation FD Disclosure.

     On January 29, 2004, TriMas Corporation issued a news release, a copy of which is filed as an exhibit to this Form 8-K, announcing that it acquired all the outstanding capital stock of Theodore Bargman Co.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 29, 2004


                               TRIMAS CORPORATION



                               By:  /s/ Benson K. Woo
                                    --------------------------------
                                    Name:  Benson K. Woo
                                    Title: Chief Financial Officer




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                                  EXHIBIT INDEX




Exhibit 99.1      News Release


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         Contacts:
         Rich Donley                        Heidi Grissom
         Bianchi Public Relations           Cequent
         248-269-1122                       734-656-3108
         rdonley@bianchipr.com

NEWS RELEASE

TriMas Corporation Acquires Theodore Bargman Company, Broadening Cequent's Product Line with Recreational Vehicle Lighting and Accessories

BLOOMFIELD HILLS, Mich., January 29, 2004 -- TriMas Corporation today announced it has acquired Theodore Bargman Company - a leading manufacturer of lighting products, electrical accessories, access doors, locks and latches for the recreational vehicle market. Financial terms were not disclosed.

Albion, Ind.-based Bargman was part of the Dana Towing Systems divestiture of Tekonsha, a leading manufacturer and supplier of proportional brake controls that was acquired by TriMas in January, 2003. Bargman will be immediately earnings accretive to TriMas.

Bargman's estimated annual sales for the twelve months ended December 2003 were $12.8 million. The company, which most recently was controlled by a private equity firm, The Riverside Company, will be integrated into TriMas' Cequent Transportation Accessories Group.

"We are very pleased to complete this acquisition," said Grant H. Beard, president and chief executive officer of TriMas. "Bargman represents yet another tremendous opportunity for TriMas to strengthen its presence in the transportation accessories and cargo management space, and specifically bolster Cequent's position in the RV market."

"Cequent's vision is to be a global leader in transportation accessories and cargo management solutions, and this acquisition reflects our commitment to that vision," said Scott Hazlett, president of Cequent. "Bargman brings lighting product and strong brand recognition in the RV market, which is a wonderful complement to the current Cequent family of brands, and a much broader value proposition for our customers."


                                    - More -

                                        TriMas Corporation Acquires Bargman p. 2

Bargman was founded in Detroit in the 1930s by Theodore and Mina Bargman. The company's products include electrical accessories, exterior lights, interior lights, license plate lights and brackets, porch and utility lights, assist bars, door locks and latches, and access doors for RV manufacturers and the RV aftermarket.

Plymouth, Mich.-based Cequent, a TriMas company, is an operating group that is a leading designer, manufacturer and marketer of a broad range of accessories for light trucks, sport utility vehicles, recreational vehicles, passenger cars and trailers of all types. Products include towing and hitch systems, trailer components and accessories, and electrical, brake, cargo-carrying and rack systems. The group consists of five operating units: Cequent Towing Products, Cequent Trailer Products, Cequent Consumer Products, Cequent Electrical Products and Cequent Australia.

Cequent draws upon a 75-year-old heritage of superior towing and trailer brands
- Draw-Tite(R), Reese(R), Hidden Hitch(R), ROLA(R), Fulton(R), Wesbar(R), Bull Dog(R), Tekonsha(R) and Highland, The Pro's Brand!(TM). Cequent employs approximately 2,070 associates.

Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into four strategic business groups: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems and Industrial Specialties. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit www.trimascorp.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which TriMas operates, technological developments, TriMas dependence on key individuals and relationships, labor costs and strikes at TriMas or TriMas customer facilities, exposure to product liability and warranty claims, increases in raw material and energy costs, compliance with environmental and other regulations, competition, the substantial leverage of TriMas and its subsidiaries, limitations imposed by the company's debt facilities and risks and charges attendant to the integration of business acquired by TriMas and TriMas' acquisition strategy.

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